Stereotaxis CFO Steps Down to Pursue New Career Opportunity

Company Vice President and Controller Martin Stammer to Assume Role of Interim CFO

ST. LOUIS, MO, Thursday, February 7, 2013 – Stereotaxis, Inc. (NASDAQ: STXS) has announced that Sam Duggan, Chief Financial Officer, will resign from the Company, effective February 22, 2013. Serving as Stereotaxis CFO since October 2011, Mr. Duggan is leaving to accept a CFO position with a large, privately held company headquartered in St. Louis. Martin Stammer, Vice President and Controller, will assume the role of Interim CFO.

Michael Kaminski, Stereotaxis Chief Executive Officer, said, “Sam joined the company during a difficult period and has been instrumental in significantly reducing our cost structure and improving our financial performance. We will miss his thoughtful counsel and collaborative leadership but wish him great success in this new opportunity at a much larger company.”

Upon Mr. Duggan’s departure, Mr. Stammer will be promoted to Principal Accounting Officer and Interim CFO. Since joining the Company in October 2009, he has assumed increasing levels of responsibility. Promoted to Corporate Controller in August 2011, he was then named Vice President and Controller in August 2012.

“Marty has proven to be a valuable member and leader within our financial organization over the past few years, playing a key role in developing and executing our strategic financial initiatives, as well as securing essential funding and banking relationships,” said Mr. Kaminski. “We are very confident in his ability to seamlessly assume the role of interim CFO and continue to advance our goals of delivering expected results and strengthening our financial position.”

About Stereotaxis

Stereotaxis is a healthcare technology and innovation leader in the development of robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease, as well as information management solutions for the interventional lab. With over 100 patents for use in a hospital's interventional surgical suite, Stereotaxis helps physicians around the world provide unsurpassed patient care with robotic precision and safety, improved lab efficiency and productivity, and enhanced collaboration of life-saving information. Stereotaxis' core technologies are the Niobe® ES Remote Magnetic Navigation system, the Odyssey® portfolio of lab optimization, networking and patient information management systems and the Vdrive™ Robotic Mechanical Navigation system and consumables.

The core components of Stereotaxis systems have received regulatory clearance in the U.S., Europe, Canada and elsewhere. The V-Loop™ circular catheter manipulator is currently in clinical trials in order to obtain clearance by the U.S. Food and Drug Administration; the Company also is pursuing U.S. clearance for the V-Sono™ ICE catheter manipulator. For more information, please visit www.stereotaxis.com and www.odysseyexperience.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our continued access to capital and financial resources on a timely basis and on terms that are acceptable, our continued listing on the Nasdaq Global Market, continued acceptance of the Company's products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase our systems and the timing of such purchases, the outcome of various shareholder litigation recently filed against us, competitive factors, changes resulting from the recently enacted healthcare reform in the U.S., including changes in government reimbursement procedures, dependence upon third-party vendors, timing of regulatory approvals, and other risks discussed in the Company's periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments in any particular period or at all because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company's control. In addition, these orders and commitments may be revised, modified, delayed or canceled, either by their express terms, as a result of negotiations, or by overall project changes or delays.

Company Contact: Michael Kaminski Chief Executive Officer 314-678-6106 Investor Contact: Todd Kehrli / Jim Byers MKR Group, Inc. 323-468-2300

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